EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Caprius, Inc.
Fort Lee, New Jersey




We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 7, 1999, relating to the consolidated financial statements of Caprius, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




BDO Seidman, LLP
Boston, Massachusetts

July 12, 2000